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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-      ) and related Prospectus of
Nichols Research Corporation for the registration of 1,000,000 shares of its common stock and to the inclusion, and incorporation by reference, therein of our reports (a) dated October 12, 1995 with respect to the consolidated financial statements of Nichols Research Corporation included in its Annual Report (Form 10-K) for the year ended August 31, 1995, and (b) dated July 1, 1996 with respect to the financial statements of Advanced Marine Enterprises, Inc., included in the Nichols Research Corporation Current Report on Form 8-K/A dated July 24, 1996, both filed with the Securities and Exchange Commission.

     We also consent to the inclusion in the Nichols Research Corporation Registration Statement (Form S-3) and related Prospectus of our report dated September 22, 1995 (except for Note 3, as to which the date is November 1, 1995) with respect to the financial statements of TXEN, Inc., included therein.

                                          Ernst & Young LLP

Birmingham, Alabama
July 25, 1996